UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2009

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
     On November 9, 2009, Clearwire Corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Clearwire Communications LLC, a Delaware limited liability company (“Clearwire Communications”), Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Intel Corporation, a Delaware corporation (“Intel”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner Cable”), Eagle River Holdings, LLC, a Washington limited liability company (“Eagle River”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House” and, collectively with Sprint, Comcast, Time Warner Cable, Intel and Eagle River, the “Participating Equityholders”).
     The Investment Agreement sets forth the terms and conditions upon which the Participating Equityholders will make an investment in the Company and Clearwire Communications in an aggregate amount of approximately $1.56 billion, which we refer to as the Private Placement. The Investment Agreement also sets forth the terms and conditions of the investment by certain of the Participating Equityholders in newly issued senior secured notes of Clearwire Communications and Clearwire Finance, LLC proposed to be issued in connection with the offering described below, which we refer to as the Notes, in replacement of equal amounts of indebtedness of the Company under its senior term loan facility, which investment we refer to as the Rollover Transactions (as further described below). We collectively refer to the Private Placement and the Rollover Transactions as the Equityholder Investments. Under the Investment Agreement, the Company has also agreed to commence a rights offering, which we refer to as the Rights Offering, pursuant to which rights to purchase shares of the Company’s Class A Common Stock, which we refer to as the Class A Common Stock, will be granted to each holder of Class A Common Stock as of a record date to be determined.
     The Company intends to use the aggregate of approximately $1.56 billion of proceeds from the Private Placement and the proceeds, if any, of the Rights Offering for general corporate purposes, including the deployment of its 4G mobile WiMAX network, and to pay fees and expenses associated with the Rights Offering and the Equityholder Investments.
     In accordance with the governing documents of the Company, the Private Placement with the Participating Equityholders was approved and recommended after a multi-month review and negotiation process by the disinterested members of the Audit Committee of the Board of Directors of the Company and approved by the disinterested members of the Board of Directors, in addition to other approvals obtained in connection with the transactions. As part of its review, the Audit Committee engaged its own legal and financial advisors, and received an opinion from Morgan Stanley, its financial advisor, to the effect that as of the date of the opinion, and based on the assumptions, qualifications and limitations stated therein, the consideration to be received by Clearwire Communications in the Private Placement is fair to the Company from a financial point of view.
The Private Placement
     In the Private Placement, the Participating Equityholders will invest in Clearwire Communications a total of approximately $1.56 billion in exchange for voting equity interests in Clearwire Communications, which we refer to as Clearwire Communications Voting Interests, and Class B non-voting common interests in Clearwire Communications, which we refer to as Clearwire Communications Class B Common Interests, in the following amounts:
•	Sprint will contribute $1.176 billion to Clearwire Communications in exchange for approximately 160.4 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Comcast will contribute $196.0 million to Clearwire Communications in exchange for approximately 26.7 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Time Warner Cable will contribute $103.0 million to Clearwire Communications in exchange for approximately 14.1 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Bright House Networks will contribute $19.0 million to Clearwire Communications in exchange for approximately 2.6 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Intel will contribute $50.0 million to Clearwire Communications in exchange for approximately 6.8 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests; and

•	Eagle River will contribute $20.0 million to Clearwire Communications in exchange for approximately 2.7 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests.
     Immediately following the receipt by the Participating Equityholders of Clearwire Communications Voting Interests and Clearwire Communications Class B Common Interests, each of the Participating Equityholders will contribute to the Company its Clearwire Communications Voting Interests in exchange for an equal number of shares of the Company’s Class B Common Stock, which we refer to as the Class B Common Stock.
     The Participating Equityholders and Google, as holders of approximately 86.3% of the outstanding voting shares of the Company, executed a written consent of stockholders approving an increase in the Company’s share capital as well as approving the completion of the Private Placement as required under the rules of the Nasdaq Stock Market, which we refer to Nasdaq, in order to issue shares of common stock in excess of 19.9% of the Company’s currently outstanding shares. However, under the U.S. securities laws and applicable Nasdaq rules, the full amount of Class B Common Stock to be purchased by the Participating Equityholders under the Investment Agreement may not be purchased until 20 calendar days have elapsed since the mailing of an Information Statement on Schedule 14C to the Company’s stockholders, at which time the matters subject to the written consent would become effective. Due to these rules, it is expected that the Participating Equityholders will purchase an aggregate of approximately $1.057 billion of the Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests, pro rata based on their respective investment amounts set forth above, on or about November 13, 2009, assuming satisfaction of the applicable closing conditions, which are customary. This is the maximum amount permitted by Nasdaq rules prior to the effectiveness of the Participating Equityholders’ written consent. We refer to this closing as the First Investment Closing. Subsequently, an additional approximately $440.3 million of Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests will be purchased within one business day following the date on which such purchase is permitted by Nasdaq rules and applicable law, assuming satisfaction of the other applicable closing conditions. We refer to the consummation of this purchase as the Second Investment Closing. The remaining securities will be purchased within one business day following the date on which an additional closing condition regarding the delivery of certain financial information to Sprint by the Company is satisfied in addition to the satisfaction of other applicable closing conditions, which is expected to occur in the Company’s first fiscal quarter of 2010. We refer to the consummation of this purchase as the Third Investment Closing.

     Under the Investment Agreement, in exchange for the purchase by Sprint, Comcast, Time Warner Cable and Bright House Networks of Clearwire Communications Class B Common Interests and Clearwire Communications Class B Common Stock in amounts exceeding their respective Percentage Interest, as defined in the Equityholders’ Agreement, dated as of November 28, 2008, by and among the Company and certain affiliates of the Participating Equityholders and Google (determined immediately prior to the First Investment Closing), the Company will pay a fee equal to approximately $18.9 million to Sprint, approximately $3.1 million to Comcast, approximately $1.7 million to Time Warner Cable and approximately $0.3 million to Bright House Networks on the terms described below. We refer to each of these fees as an Over Allotment Fee. The fees will be paid in installments at each of the Second Investment Closing and the Third Investment Closing. The Company will deliver the applicable Over Allotment Fee to the applicable Participating Equityholder, at the option of such Participating Equityholder, (i) in Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests at a per share price of $7.33 and an equal number of Clearwire Communications Voting Interests, or (ii) in cash, by wire transfer of immediately available funds. Sprint has irrevocably elected to receive at least 50% of the Over Allotment Fee payable to Sprint in Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests. Immediately following the receipt by any Participating Equityholder of Clearwire Communications Voting Interests in payment of an Over Allotment Fee, each such Participating Equityholder will contribute to the Company its Clearwire Communications Voting Interests in exchange for an equal number of shares of Class B Common Stock.
     The Company’s consummation of the Private Placement at each investment closing is conditioned upon (i) solely with respect to the Second Investment Closing and Third Investment Closing, (a) the actions described in the Participating Equityholders’ written consent being able to be effected under applicable law and Nasdaq rules, including the amendment to the Company’s Restated Certificate of Incorporation, described below, which we refer to as the Charter Amendment, being effective, (ii) no applicable law prohibiting or preventing, and no injunction, writ, preliminary restraining order or other government order prohibiting, the consummation of the transactions described in the Investment Agreement (including the Equityholder Investments, the Rights Offering and the Charter Amendment), (iii) the Class A Common Stock issued upon conversion of the Class B Common Stock and Clearwire Communications Class B Common Interests issued in the Private Placement will have been listed on Nasdaq, (iv) solely with respect to the First Investment Closing and Second Investment Closing, (x) the representations and warranties of Clearwire and Clearwire Communications shall be true and correct other than, subject to certain limited exceptions, failures to be true and correct which would not reasonably be expected to have a material adverse effect, and (y) the Company shall have amended its change in control severance plan to provide that the transactions under the Investment Agreement will not constitute a “change of control” under the plan and the Company’s Chief Executive Offer shall have consented to such amendment, (v) each of Sprint, Comcast and Time Warner Cable shall have contemporaneously made its investment pursuant to the Private Placement, and (vi) solely with respect to the Third Investment Closing, Sprint shall have received certain specified financial information from the Company with respect to the Company’s fiscal year ending December 31, 2009, or Sprint shall have waived its right to receive such information.
The Rollover Commitments
     As discussed below, the Company has announced plans for the launch of an offering of Notes by Clearwire Communications and Clearwire Finance, LLC. The Investment Agreement provides that in the event Clearwire Communications issues senior secured notes or other first lien indebtedness, which we collectively refer to with the senior secured notes as Refinancing Debt, in an aggregate amount such that the net cash proceeds of such issuance (inclusive of the Rollover Amounts described below) are sufficient, and will be used, to pay in full all outstanding loans, together with accrued and unpaid interest and fees, prepayment of premium (if any), and all other amounts owing under the Company’s senior term loan facility (including, without limitation, all such amounts owing to each of the Participating Equityholders that holds any indebtedness under the Company’s senior term loan facility (each of which we refer to as a Rollover Investor) in its capacity as a lender under the Company’s senior term loan facility (all such amounts owing to such Rollover Investor being its respective “Rollover Amount”)), then each Rollover Investor agrees that it will purchase from Clearwire Communications (or, if directed by Clearwire Communications, from the initial purchasers of the Refinancing Debt) an amount of Refinancing Debt, the gross proceeds of which will be sufficient to repay the Rollover Amount owed to each Rollover Investor in their capacity as a lender under the senior term loan facility, which we refer to as such lender’s Rollover Amount. The Company’s, Clearwire Communications’ and the Rollover Investors’ obligations to consummate the Rollover Transaction is not conditioned upon the closing of the other transactions contemplated by the Investment Agreement.
     Upon the consummation of a Rollover Transaction, the Company will pay to the applicable Rollover Investor a fee equal to 3% of such Rollover Investor’s Rollover Amount, which fee will be paid in cash by wire transfer of immediately available funds.
The Rights Offering
     Under the Investment Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission, which we refer to as the Rights Offering Registration Statement, as soon as practicable following the execution of the Investment Agreement, pursuant to which the rights offered in the Rights Offering and the underlying shares of Class A Common Stock will be registered under the Securities Act of 1933, as amended, which we refer to as Securities Act. Promptly after the effectiveness under the Securities Act of the Rights Offering Registration Statement, the Company will distribute at no charge, to all holders of the Company’s Class A Common Stock (and the Company’s outstanding warrants and employee equity incentives, as required by their terms) at the close of business on the record date for the Rights Offering, one right to subscribe for shares of Class A Common Stock for each share of Class A Common Stock held by such holder as of the record date. Each right will entitle a holder to purchase 0.4336 shares of Class A Common Stock at a per share price of $7.33. The rights will be exercisable and freely transferable by holders for six months following the distribution date of the rights. The Company is not permitted to materially amend any terms of the Rights Offering, terminate the Rights Offering or waive any material condition to the closing of the Rights Offering, in each case without the prior written consent of the Participating Equityholders. The Participating Equityholders have agreed not to exercise any rights they receive pursuant to the Rights Offering.
     The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     The Rights Offering will be made only by means of a registration statement declared effective by the U.S. Securities and Exchange Commission.
     THIS CURRENT REPORT ON FORM 8-K SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
     The following table sets forth the percentage equity ownership of the Participating Equityholders and Google in the Company (a) prior to the consummation of the Private Placement (including the dollar amount of cash originally invested in the Company in November 2008), and (b) upon consummation of the Private Placement (including the dollar amount of cash invested to date).

	Ownership	Cumulative	Ownership	Cumulative
Investor	Current	Invested Nov ‘08(1)(2)	Pro Forma	Invested Pro Forma(2)

Sprint	51.1%	$37,000	56.6%	$1,176,037,000
Comcast	8.5%	$1,050,000,000	9.4%	$1,246,000,000
Time Warner Cable	4.5%	$550,000,000	4.9%	$653,000,000
Bright House Networks	0.8%	$100,000,000	0.9%	$119,000,000
Google	4.1%	$500,000,000	3.1%	$500,000,000
Intel (2)	13.2%	$1,000,000,000	10.9%	$1,050,000,000
Eagle River	5.0%		4.2%	$20,000,000
Other Class A	13.0%		10.0%
Outstanding Total	100.0%	$3,200,037,000	100.0%	$4,764,037,000

(1)	Cash only; excludes Sprint asset contribution value.

(2)	Cumulative amounts invested excludes previous investments by Intel and Eagle River in Class A Common Stock.
ITEM 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02. Each of the sales disclosed herein will be effected pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In order to ensure that the Company will have sufficient authorized but unissued shares of Class A Common Stock and Class B Common Stock for issuance in connection with the Private Placement and the Rights Offering, the Company’s board of directors approved the Charter Amendment, which was subsequently approved by written consent of the Participating Equityholders, to increase the number of shares of Class A Common Stock authorized for issuance from 1,300,000,000 shares to 1,500,000,000 shares, and to increase the number of shares of Class B Common Stock authorized for issuance from 750,000,000 shares to 1,000,000,000 shares. The number of shares of preferred stock authorized for issuance will remain at 15,000,000. The Charter Amendment is expected to become effective upon the expiration of 20 calendar days after the date of the Company’s mailing of the related Information Statement on Schedule 14C to its stockholders. The additional shares of common stock to be authorized for issuance upon the adoption of the Charter Amendment would possess rights identical to the currently authorized common stock. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure
     On November 10, 2009, the Company issued a press release announcing the Private Placement and the Notes offering of Clearwire Communications and Clearwire Finance, LLC. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
     On November 10, 2009, the Company issued a separate press release announcing the Rights Offering, described above. A copy of the Company’s press release is attached as Exhibit 99.2 to this Form 8-K.

ITEM 8.01. Other Matters
     On November 10, 2009, the Company announced plans for the launch of an offering by Clearwire Communications and its subsidiary, Clearwire Finance LLC, of $1.45 billion of new Notes. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will be unconditionally guaranteed on a senior secured basis by certain of Clearwire Communications’ and Clearwire Finance LLC’s domestic subsidiaries. The Company intends to use the net proceeds from the offering of the Notes to pay off its existing $1.4 billion senior term loan facility and for general corporate purposes.
     This Current Report on Form 8-K is not an offer to buy or the solicitation of an offer to sell any securities.
     The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits
3.1	Form of Amendment to the Company’s Restated Certificate of Incorporation

10.1	Investment Agreement, dated November 9, 2009, by and among the Company and the Participating Equityholders.

99.1	Press Release dated November 10, 2009, regarding the Private Placement and Notes offering.

99.2	Press Release, dated November 10, 2009, regarding the Rights Offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: November 10, 2009

By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President, General Counsel and Secretary